UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 19, 2007 (December 18, 2007)
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
(Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, Nicor Inc. (“Nicor”) entered into amended and restated change-in-control agreements with the following executives:

Russ M. Strobel, Chairman, President and Chief Executive Officer;
Richard L. Hawley, Executive Vice President and Chief Financial Officer;
Daniel R. Dodge, Executive Vice President;
Paul C. Gracey, Jr., Senior Vice President, General Counsel and Secretary; and
Claudia J. Colalillo, Senior Vice President.

The amended and restated change-in-control agreements generally provide for continued employment for the executive for two years following a change in control of Nicor in the executive’s then current position at no less than the executive’s then current salary and benefits or, in the event of a termination of employment of the executive during that two year period, certain compensation and benefits for the executive if the termination is by the executive for “good reason” (as defined in the agreements) or by Nicor without “cause” (as defined in the agreements). The principal compensation and benefits to be received by the executive in the case of such termination by the executive for good reason or by Nicor without cause are as follows: (1) payment of an amount equal to three times the sum of the executive’s annual base salary and the greater of his average bonus for the last two years or the executive’s current year target bonus; (2) full vesting plus credit for an additional three years of contributions under the supplemental senior officer retirement plan; (3) cash payment equal to any unvested amounts in the companys savings investment plan plus an additional three years of company contribution; (4) full vesting of all outstanding stock incentive awards, which would continue to be exercisable for their full term or until the executive’s earlier death; (5) full vesting and prorated payout at target of performance units; (6) full vesting of all outstanding restricted stock awards; (7) up to three years continuation of welfare benefits; and (8) outplacement and legal fees and other expenses. Nicor will make an additional payment to the executive so that the executive will receive net benefits as if no excise tax were payable. Mr. Strobel’s agreement also provides for payment of the above described compensation and benefits to him if he terminates his employment for any reason within one year following a change in control of Nicor. Each of the amended and restated change-in-control agreements is automatically extended for an additional year on each December 31 unless either party gives notice to the contrary by the preceding June 30. The agreements are also extended automatically for two years following any change in control of Nicor while they are in effect.

The foregoing summary of the amended and restated change-in-control agreements is qualified in its entirety by reference to the text of those agreements. A copy of each of the amended and restated change-in-control agreements is filed as an exhibit to this report and its terms are incorporated herein by reference.

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Item 9.01          Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Russ M. Strobel

10.2	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Richard. L. Hawley

10.3	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Daniel R. Dodge

10.4	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Paul C. Gracey, Jr.

10.5	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Claudia J. Colalillo

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Nicor Inc.

Date    December 19, 2007                                                         /s/ KAREN K. PEPPING
                                  Karen K. Pepping
                              Vice President, Controller and
                              Principal Accounting Officer

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Exhibit Index

Exhibit
Number	Description of Document

10.1	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Russ M. Strobel

10.2	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Richard. L. Hawley

10.3	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Daniel R. Dodge

10.4	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Paul C. Gracey, Jr.

10.5	Amended and Restated Change-in-Control Agreement dated as of December 18, 2007 between Nicor Inc. and Claudia J. Colalillo